UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________
FORM 8-K
 _____________________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 2, 2014

 _____________________________________________________
ZAYO GROUP, LLC
(Exact name of registrant as specified in its charter)
 _____________________________________________________

Delaware	333-169979	26-201259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1805 29th Street, Suite 2050, Boulder, CO 80301
(Address of Principal Executive Offices)
(303) 381-4683
(Registrant’s Telephone Number, Including Area Code)
 _____________________________________________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 2, 2014, the employment agreement between Communications Infrastructure Investments, LLC ("CII"), Zayo Group, LLC and Daniel P. Caruso was modified as to the terms of his compensation pursuant to a First Amendment to Employment Agreement among CII, Zayo Group Holdings, Inc. ("Holdings") and Mr. Caruso ("the First Amendment"). Under the First Amendment, Mr. Caruso will receive a one-time grant of restricted stock units ("RSUs") from Holdings with an aggregate value of $2,750,000 in exchange for a reduction in his annual salary from $400,000 to $17,500. The grant will be made to Mr. Caruso on November 1, 2014, assuming completion of the initial public offering for Holdings, and the RSUs will vest based on the Part A RSU vesting schedule associated with Holdings' proposed Performance Compensation Incentive Plan ("PCIP") following the offering. No other terms of Mr. Caruso's employment agreement were modified.

The amendment to the employment agreement executed with Mr. Caruso effective October 2, 2014 is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference as if set forth in full.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1    First Amendment to Employment Agreement, dated as of October 2, 2014, among Communications Infrastructure Investments, LLC, Zayo Group Holdings, Inc. and Daniel P. Caruso.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC

By:	/s/ Ken desGarennes
Name:	Ken desGarennes
Title:	Chief Financial Officer
DATED: October 8, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1
First Amendment to Employment Agreement, dated as of October 2, 2014, among Communications Infrastructure Investments, LLC, Zayo Group Holdings, Inc. and Daniel P. Caruso, incorporated by reference to Exhibit 10.19 to Zayo Group Holdings, Inc.'s Registration Statement on Form S-1, filed on October 6, 2014 (File No. 333-197215).